UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 17, 2009 (June 15, 2009)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On February 3, 2009, Spectrum Brands, Inc. (the "Company") announced that it and its United States subsidiaries (together with the Company, collectively, the "Debtors") had filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code.  The Chapter 11 cases are being jointly administered by the court as Case No. 09-50456 (the "Bankruptcy Cases").  In connection with the Bankruptcy Cases, the Debtors, as previously announced, filed an amended joint plan of reorganization (the “Plan of Reorganization”) with the Bankruptcy Court.

On June 15, 2009, in connection with the Plan of Reorganization, the Company entered into a commitment letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, with General Electric Capital Corporation (“GE Capital”), pursuant to which GE Capital has agreed to provide up to $242 million to help finance, among other things, the Debtors’ emergence from the Bankruptcy Cases and its ongoing working capital needs.  The financing is subject to satisfaction of customary conditions to closing, including, without limitation, confirmation of the Plan of Reorganization by the Bankruptcy Court, the execution and delivery of definitive documentation, compliance with a minimum excess availability threshold and the payment of certain fees and expenses.  The proposed financing is in the form of an asset-based revolving credit facility, which would be secured by the Company’s and its U.S. subsidiaries' current assets and would replace the Company's current $235 million debtor-in-possession credit facility on the effective date of a Plan of Reorganization. The proposed principal terms of the credit facility are included in a summary of terms attached to the above referenced  commitment letter.

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company's current expectations and involve risks and uncertainties.  The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements.  These risks and uncertainties include, without limitation, (1) risks that the bankruptcy filing and the related cases disrupt current plans and operations; (2) risks that the Company's businesses could suffer from the loss of key customers, suppliers or personnel during the pendency of the bankruptcy cases, (3) risks that the Company will be able to maintain sufficient liquidity for the pendency of the bankruptcy cases, (4) risks that the Company will be unable to successfully close the exit financing, (5) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (6) changes in consumer demand for the various types of products Spectrum Brands offers, (7) unfavorable developments in the global credit markets, (8) the impact of overall economic conditions on consumer spending, (9) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (10) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (11) the Company’s ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (12) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands’ securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.  Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01.     Financial Statements and Exhibits.

           (d) Exhibits

Exhibit
Number	Description

10.1	Commitment Letter, dated June 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2009	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
Name: Anthony L. Genito
Title: Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Commitment Letter, dated June 15, 2009